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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
PRECISION CASTPARTS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRECISION CASTPARTS CORP.
4650 SW Macadam, Suite 440
Portland, Oregon 97239

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
August 13, 2003

        You are invited to attend the Annual Meeting of Shareholders of Precision Castparts Corp. The meeting will be held on Wednesday, August 13, 2003 at 9:00 a.m., Pacific time, in the Queen Marie Ballroom of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon. The Company will conduct the following business:

  1.
  Electing three directors to serve for three-year terms;

  2.
  Amending the 1998 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 1,000,000 shares;

  3.
  Conducting any other business that is properly raised before the meeting.

        Only shareholders of record at the close of business on June 20, 2003 will be able to vote at the meeting.

        Your vote is important. Please sign, date and return your proxy card to us in the return envelope as soon as possible. If you plan to attend the meeting, please mark the appropriate box on the proxy card so we can prepare an accurate admission list. If you attend the meeting and prefer to vote in person, you will be able to do so.

                      By Order of the Board of Directors,

                      Roger A. Cooke
                       Secretary

Portland, Oregon
July 3, 2003

PRECISION CASTPARTS CORP.
4650 SW Macadam, Suite 440
Portland, Oregon 97239

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

        The Board of Directors of Precision Castparts Corp. (the "Company") solicits your proxy in the form enclosed with this proxy statement. The proxy will be used at the 2003 Annual Meeting of Shareholders, which will be held on Wednesday, August 13, 2003 at 9:00 a.m., Pacific time, in the Queen Marie Ballroom of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon. The proxy may also be used at any adjournment of the meeting. You may submit your proxy to us by mail using the enclosed proxy form. We are sending this statement and the enclosed proxy form and voting instructions to you on or about July 7, 2003.

        Shareholders of record at the close of business on June 20, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof. The Company's outstanding voting securities on June 20, 2003 consisted of 52,850,518 shares of Common Stock, each of which is entitled to one vote on all matters to be presented at the meeting. The Common Stock does not have cumulative voting rights.

        If you have properly submitted your proxy and have not revoked it prior to the Annual Meeting, we will vote your shares according to your instructions on the proxy. If you do not provide any instructions, we will vote your shares: (a) for the nominees listed in Proposal 1; (b) for the approval of the amendment to the Employee Stock Purchase Plan described in Proposal 2; and (c) in accordance with the recommendations of the Company's management on other business that properly comes before the meeting or matters incident to the conduct of the meeting. If you properly submit your proxy but attend the meeting and choose to vote personally, our ability to exercise the proxy will be suspended. You also may revoke your proxy by notifying Roger A. Cooke, the Secretary of the Company, in writing at the address listed above prior to our exercise of the proxy at the Annual Meeting or any adjourned meeting.

PROPOSAL 1:    ELECTION OF DIRECTORS

We Recommend a Vote "For" All Nominees

        The Board of Directors consists of nine directors. As required by the Company's bylaws, the Board of Directors is divided into three classes. The term of office for one of the classes expires each year. This year, the terms of Messrs. Donegan, McCormick and Oechsle will expire and each is a nominee for reelection. If elected, the terms of Messrs. Donegan, McCormick and Oechsle will expire in 2006. If any of them becomes unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy.

        The following table provides the name, age, principal occupation and other directorships of each nominee and continuing director, the year in which he became a director of the Company and the year in which his term expires. Except as otherwise noted, each has held his principal occupation for at least five years.

Name, Age, Principal Occupation and Other Directorships	Director Since	Term Expires
Nominees
Mark Donegan — 46 President and Chief Executive Officer of the Company. Mr. Donegan came to PCC from General Electric Company in 1985. He has held several management positions with the Company before becoming President. Prior to assuming his current responsibilities, Mr. Donegan was President of Wyman-Gordon Company and assumed the position of President and Chief Executive Officer following the Annual Meeting of Shareholders in August 2002.	2001	2003
William C. McCormick — 69 Chairman of the Company. Mr. McCormick retired as Chief Executive Officer of the Company following the Annual Meeting of Shareholders in August 2002. Prior to joining the Company in April 1985, Mr. McCormick was employed by General Electric Company for 32 years. Mr. McCormick is also a director of Merix Corporation.	1986	2003
Vernon E. Oechsle — 60 Retired; until May 2001, Chairman and Chief Executive Officer of Quanex Corporation, a manufacturer of steel bars, aluminum shapes and steel tubes and pipes.	1996	2003
Directors Whose Terms Continue
Peter R. Bridenbaugh — 62 President of P. Bridenbaugh, Inc., an organization providing consulting services; until retiring in January 1998, Executive Vice President—Automotive, Aluminum Co. of America, an integrated producer of aluminum and other products for the packaging, aerospace, automotive, building and construction, and commercial and industrial markets; from 1993 to 1996, Executive Vice President and Chief Technical Officer, Aluminum Co. of America.	1995	2004
Dean T. DuCray — 62 Chairman, President and Chief Executive Officer of Jancor Companies, Inc., a manufacturer of vinyl products, since April 2002. Retired from York International Corp., a manufacturer of heating, air conditioning, ventilation and refrigeration equipment in April 1998 where he served as Vice President and Chief Financial Officer.	1996	2005
Don R. Graber — 59 Chairman, President and Chief Executive Officer of Huffy Corporation, a manufacturer of sporting goods equipment and provider of retail services, since December 1997; from 1996 to 1997, President and Chief Operating Officer of Huffy Corporation; previously President of Worldwide Household Products Group, The Black & Decker Corporation. Mr. Graber is also a director of Huffy Corporation, MTC Technologies, Inc. and Amcast Industrial Corporation.	1995	2005

Byron O. Pond, Jr. — 66 Chairman and Chief Executive Officer of Amcast Industrial Corporation, a producer of fabricated metal products and cast and tubular metal products for the automotive, construction and industrial markets, since February 2001; retired in March 2000 as Chairman of Arvin Industries, Inc., a manufacturer and supplier of automotive parts. Mr. Pond also serves as a director of Amcast Industrial Corporation, Cooper Tire and Rubber Company and GSI Lumonics, Inc.	1999	2005
Steven G. Rothmeier — 56 Chairman and Chief Executive Officer of Great Northern Capital, a private investment and merchant banking firm, since March 1993. Mr. Rothmeier is also a director of GenCorp. Inc., Department 56, Inc., Waste Management, Inc. and Great Northern Asset Management.	1994	2004
J. Frank Travis — 67 Managing General Partner of Sivart Holdings, a limited partnership engaged in investment and investment management; from 1996 to 1999, Vice Chairman of Ingersoll-Rand Co., a diversified manufacturing company.	1999	2004

  Vote Required for Approval

          If a quorum of shares is present at the meeting, the three nominees for director who receive the greatest number of votes cast at the meeting will be elected directors. We will treat abstentions and broker nonvotes as shares present but not voting.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of the Company's Common Stock as of May 1, 2003 by the Chief Executive Officer, by each of the other four most highly compensated executive officers, by the directors and by the directors and executive officers of the Company as a group:

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares
Peter R. Bridenbaugh	12,750	[1]	*
Roger A. Cooke	101,502	[2]	*
Mark Donegan	130,993	[3]	*
Dean T. DuCray	13,050	[4]	*
Don R. Graber	11,750	[5]	*
James E. Houlden	14,829	[6]	*
William D. Larsson	90,406	[7]	*
William C. McCormick	797,165	[8]	*
Vernon E. Oechsle	8,750	[9]	*
Byron O. Pond, Jr.	4,750	[10]	*
Steven G. Rothmeier	18,750	[11]	*
J. Frank Travis	5,750	[12]	*
Peter G. Waite	115,382	[13]	*
All directors and executive officers as a group (19 persons)	1,509,641	[14]

*
Less than 1 percent of the Company's outstanding shares of Common Stock.

1
Includes 10,750 shares subject to options that are exercisable or become exercisable by Mr. Bridenbaugh within 60 days after May 1, 2003.

2
Includes 83,968 shares subject to options that are exercisable or become exercisable by Mr. Cooke within 60 days after May 1, 2003.

3
Includes 102,403 shares subject to options that are exercisable or become exercisable by Mr. Donegan within 60 days after May 1, 2003.

4
Includes 8,750 shares subject to options that are exercisable or become exercisable by Mr. DuCray within 60 days after May 1, 2003, and 800 shares held in trust for children of Mr. DuCray.

5
Includes 10,750 shares subject to options that are exercisable or become exercisable by Mr. Graber within 60 days after May 1, 2003.

6
Includes 11,600 shares subject to options that are exercisable or become exercisable by Mr. Houlden within 60 days after May 1, 2003.

7
Includes 85,406 shares subject to options that are exercisable or become exercisable by Mr. Larsson within 60 days after May 1, 2003.

8
Includes 648,074 shares subject to options that are exercisable or become exercisable by Mr. McCormick within 60 days after May 1, 2003, and 1,000 shares held by Mrs. McCormick.

8
Includes 6,750 shares subject to options that are exercisable or become exercisable by Mr. Oechsle within 60 days after May 1, 2003.

10
Includes 2,750 shares subject to options that are exercisable or become exercisable by Mr. Pond within 60 days after May 1, 2003.

11
Includes 13,750 shares subject to options that are exercisable or become exercisable by Mr. Rothmeier within 60 days after May 1, 2003.

12
Includes 2,750 shares subject to options that are exercisable or become exercisable by Mr. Travis within 60 days after May 1, 2003.

13
Includes 108,274 shares subject to options that are exercisable or become exercisable by Mr. Waite within 60 days after May 1, 2003, and 1,500 shares owned by children of Mr. Waite.

14
Includes 1,265,735 shares subject to options that are exercisable or become exercisable within 60 days after May 1, 2003.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three independent directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee initially determines the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. The proposed compensation of the Chief Executive Officer is then submitted to the Board of Directors for approval. Directors who are also officers of the Company do not participate in the Board action. The Compensation Committee also is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies.

        The key objectives of the Company's compensation policies for executive officers (including the named executive officers) are to attract and retain key executives who are important to the long-term success of the Company and to provide incentives for these executives to achieve high levels of job performance and enhance shareholder value. The Company seeks to achieve these objectives by paying its executives a competitive level of base compensation for companies of similar size and industry and by providing its executives an opportunity for further reward for outstanding performance in both the short term and the long term. It is the general policy of the Compensation Committee to emphasize opportunities for performance-based rewards through annual cash bonuses and stock option grants in order that the total compensation (base salary, cash bonus and stock options) of the Company's executive officers is at or progresses toward the 75th percentile of a group of companies identified by an independent compensation consultant as comparable to the Company. In fiscal 2003, the Company did not engage an independent compensation consultant as it had done in fiscal 2001. Because the Company's relative size, complexity, organizational structure and other business characteristics are consistent with its status in fiscal 2001 and fiscal 2002, the Committee referred to the report and recommendations of the independent consultant retained in fiscal 2001 and adjusted for cost of living changes and experience gains in the intervening years and other objective data gathered by the Company.

Executive Officer Compensation Program

        The Company's executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

Salary.    The Compensation Committee and the Board of Directors established base salaries for the Company's executive officers in fiscal 2003 after taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Committee also considered the Company's executive officers' salaries relative to salary information from the comparator group of companies previously identified in the consultant's report described above.

        After considering the information on individual performance and the comparative information provided by the compensation consultant, the Compensation Committee and the Board of Directors made specific adjustments to the fiscal 2002 compensation levels of the executive officers as determined to be appropriate in the circumstances and in furtherance of the Company's compensation policies.

Cash Bonuses.    The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive to executives and other employees to achieve predetermined division and Company performance objectives. For fiscal 2003, the Company's executive incentive bonuses were determined pursuant to the Company's Executive Performance Compensation Plan, which was approved by shareholders at the 2002 Annual Meeting. Under this plan, the Compensation Committee annually selects a threshold parameter for the participating officers, consisting of one or more performance criteria for the Company. If the threshold parameter is not achieved, no performance compensation award is paid for that year. The threshold parameter was met for fiscal 2003.

        If the threshold parameter is met, the exact amount of the cash bonus payable to the executive officer is determined at the discretion of the Compensation Committee with reference to pre-established performance criteria. In fiscal 2003, the Compensation Committee adopted the performance criteria set forth in three separate cash bonus programs which are applicable to the six named executive officers of the Company. The Corporate Bonus Program is applicable to Messrs. Donegan, Larsson and Cooke and was applicable to Mr. McCormick on a pro-rated basis for the portion of the year he was an employee of the Company. The Wyman-Gordon Executive Bonus Program is applicable to Mr. Houlden and the PCC Airfoils Executive Bonus Program is applicable to Mr. Waite. In approving final bonuses for executive officers for fiscal 2003, the Compensation Committee considered the degree to which each executive officer had achieved the performance criteria applicable to him and exercised its discretion in a manner that resulted in each executive officer's bonus award being reduced to the amount determined under the applicable plan that correlated to the achieved level of performance, except that Mr. Houlden also received a special bonus under the discretionary bonus provisions of the Wyman-Gordon Executive Bonus Program.

Stock Options.    Under the Company's compensation policy, stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under the Company's stock incentive plans, the Board of Directors or the Compensation Committee may grant options to purchase Common Stock of the Company to key employees of the Company and its subsidiaries. The Board of Directors makes annual grants of non-statutory stock options to acquire the Company's Common Stock at an exercise price equal to the fair market value of the shares on the date of grant. The number of shares granted to executive officers was consistent with the Compensation Committee's general policy to consider individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. The options vest in 25 percent increments over the four-year period following grant. All non-statutory stock options granted to date become fully exercisable upon a change in control of the Company.

Chief Executive Officer Compensation

        The Compensation Committee annually determines the Chief Executive Officer's compensation with the final approval of the Board of Directors. For fiscal 2003, Mr. Donegan earned $1,500,480 in salary and bonus as shown in the Summary Compensation Table on page 9. The Committee considered this level of payment appropriate in view of Mr. Donegan's transition from Chief Operating Officer to Chief Executive Officer midway through the 2003 fiscal year and his effectiveness in assuming leadership of the Company in an unusually challenging global economic environment. The Committee also considered the level of compensation that had been paid to Mr. Donegan as Chief Operating Officer and determined that his compensation should progress from that level. It has been the Committee's practice to determine the Chief Executive Officer's base salary following a review of the salaries of chief executive officers for companies of comparable size and industry and upon a review of the Chief Executive Officer's performance. In keeping with the compensation policies described above, which emphasize both short-term and long-term performance rewards rather than base salary only, the Chief Executive Officer's cash compensation (base salary and annual cash bonus), is normally set between the 50th and the 75th percentile of cash compensation paid to the chief executive officers of the comparator group of companies and the Chief Executive Officer's bonus is determined under the Executive Performance Compensation Plan procedures described under Cash Bonuses above, based upon the level of achievement of pre-established performance objectives and the exercise of the Committee's discretionary powers. Although Mr. Donegan's level of compensation fell below the 50th percentile for fiscal 2003, it is the Committee's intention to progress Mr. Donegan's cash compensation based on the foregoing compensation policies. The annual stock option grant to Mr. Donegan in fiscal 2003 was consistent with the Committee's general policy, which considers individual performance and the number of shares needed to reach or progress toward the 75th percentile of total compensation. Additional information regarding the option grant is set forth below under "Option Grants in Last Fiscal Year."

        In fiscal 2003, Mr. McCormick who retired as Chief Executive Officer in August 2002 earned $865,000 in salary and bonus as shown in the Summary Compensation Table on page 9. The Committee considered these payments appropriate in light of Mr. McCormick's overall performance and commitment to transitioning responsibility for the Company to the next generation of leadership. In connection with Mr. McCormick's retirement, the Committee and the Board of Directors authorized the Company to enter into a consulting agreement with Mr. McCormick as described elsewhere in the Proxy Statement.

Stock Ownership Guidelines

        The Compensation Committee has endorsed stock ownership guidelines for directors and all senior level executives. Under these guidelines, outside directors are expected to own $90,000 worth of Company Common Stock and executives are expected to own Common Stock worth a multiple of their base salary. The multiple varies from between .50 to 3 times salary, with the multiple increasing in accordance with the executive's responsibilities within the Company. Individuals are given four years to achieve the target ownership levels.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code ("Code") generally limits the tax deduction to $1 million for compensation paid to the corporation's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit.

        In August 2002, the shareholders approved the Executive Performance Compensation Plan (the "Plan"). The Plan was developed to reflect current competitive market practices within the limitations of Section 162(m) and replaced the Company's Executive Performance Compensation Plan which had been in effect prior to fiscal 2003. Incentive compensation over $1 million paid under the Plan should be deductible.

                      Steven G. Rothmeier, Chairman
                      Don R. Graber
                      Vernon E. Oechsle

Summary Compensation Table

        The following table sets forth compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years.

		Annual Compensation[1]			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus[2]	Other Annual Compensation[3]	Number of Options[4]	All Other Compensation[5]
Mark Donegan[6] President and Chief Executive Officer	2003 2002 2001	$630,000 487,500 420,000	$870,480 800,000 750,000	— — —	242,500 110,000 85,892	$700 4,075 3,400
Peter G. Waite Executive VicePresident and President—PCC Airfoils, Inc.	2003 2002 2001	453,750 431,250 398,750	806,088 921,796 875,058	$12,474 52,316 195,785	— 8,000 62,673	12,225 12,019 10,358
William C. McCormick Chairman of the Board And Former Chief Executive Officer	2003 2002 2001	432,500 865,000 781,201	432,500 1,221,380 1,274,145	11,352 54,542 142,034	— 167,790 133,080	205,000 9,685 12,048
William D. Larsson Senior Vice President and Chief Financial Officer	2003 2002 2001	376,250 355,000 328,538	429,760 470,270 463,750	7,783 17,405 44,759	48,846 45,621 41,587	6,440 5,690 6,722
Roger A. Cooke Vice President Regulatory and Legal Affairs	2003 2002 2001	325,000 305,010 262,848	308,380 338,880 312,092	— 8,960 922	44,015 41,480 107,196	3,607 5,290 —
James E. Houlden Senior Vice President and President Wyman-Gordon Forgings West	2003 2002 2001	262,500 250,000 191,465	196,815 292,613 291,000	— 897 —	33,745 15,000 15,700	7,224 6,370 6,394

1
Includes compensation deferred at the election of the executive officers under the Company's 401(k) Plan and Executive Deferred Compensation Plan.

2
These amounts are cash awards under the bonus plans described under Cash Bonuses in the Report of the Compensation Committee on Executive Compensation above.

3
Under the Company's Executive Deferred Compensation Plan, a participant may elect to defer salary and/or bonus on an unsecured basis and may select from a menu of public mutual funds and a Prime Rate Plus 2 percent performance option to determine the rate of return on deferred compensation. Prior to January 2, 2001, a participant could select one of three performance options for investment of deferred compensation: the S&P 500 Index, Company Common Stock or Prime Rate Plus 2 percent. The figures shown represent performance adjustments on amounts deferred at the election of the named executive officer under the Prime Rate Plus 2 percent option to the extent such adjustments exceeded 120 percent of the applicable federal long-term rate. The figures shown also include amounts reimbursed during the fiscal year for the payment of taxes related to the Supplemental Executive Retirement Plan.

4
Represents shares of Common Stock issuable upon exercise of non-statutory stock options as described under Stock Options in the Report of the Compensation Committee on Executive Compensation.

5
Includes term life insurance premiums paid by the Company and 2002 Company matching contributions under 401(k) plans. Includes cash compensation paid to Mr. McCormick after his retirement under the Retention and Post-Retirement Consulting Agreement between the Company and Mr. McCormick, described on page 16.

6
Prior to August 2002, Mr. Donegan held the position of President and Chief Operating Officer and prior to July 2001, he held the position of Executive Vice President and President — Wyman-Gordon Company.

Option Grants in Last Fiscal Year

        The following table provides information regarding stock options granted to the named executive officers who received options in fiscal 2003.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]($)
	Number of Securities Underlying Options Granted[1]	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share ($)	Expiration Date
					5%	10%
Mark Donegan	242,450	14.4	20.39	11/12/12	3,108,961	7,878,752
William D. Larsson.	48,846	2.9	20.39	11/12/12	626,357	1,587,913
Roger A. Cooke.	44,015	2.6	20.39	11/12/12	564,409	1,430,329
James E. Houlden.	33,745	2.0	20.39	11/12/12	432,716	1,096,591

1
Options are granted at an exercise price equal to fair market value at the date of grant (the lowest sale price on the New York Stock Exchange on the grant date). Options become exercisable for 25 percent of the shares one year after the date of grant and for 25 percent of the shares each year thereafter. Each of the options is subject to accelerated vesting in the event of a change in control of the Company. Each option terminates 12 months following death, disability or retirement at normal retirement age or bona fide early retirement and six months after termination of employment for any other reason. Options awarded after November 2002 to participants in the Company's Supplemental Executive Retirement Plan provide for acceleration of vesting and remain exercisable for their full term if the optionee remains in the employ of the Company to normal retirement age.

2
In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of five percent and ten percent from the date the options were granted over the full option term and do not represent the Company's estimate or projection of the future stock price.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table indicates (i) stock options exercised by named executive officers during fiscal 2003, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable and unexercisable stock options as of the Company's fiscal year-end, March 30, 2003, and (iii) the value of "in-the-money" options at March 30, 2003.

Name	Shares Acquired on Exercise	Value Realized[1] ($)	Number of Unexercised Options Held at Fiscal Year-End (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options at Fiscal Year-End (Exercisable/ Unexercisable)[2]($)
Mark Donegan	40,000	366,766	102,403/407,896	$34,408/$1,372,131
Peter G. Waite	15,000	324,288	108,274/52,335	197,072/157,373
William C. McCormick	—	—	648,074/—	2,403,480/—
William D. Larsson.	—	—	85,406/128,672	287,617/453,808
Roger A. Cooke.	—	—	63,968/128,723	137,652/311,774
James E. Houlden.	—	—	11,600/52,845	525/132,845

1
Value realized equals fair market value of the stock on the date of exercise, less the exercise price, times the number of shares acquired. Taxes must be paid by the individual on the value realized.

2
Value of unexercised in-the-money options equals the fair market value of a share into which the option can be converted at March 28, 2003 (market price $24.28), less exercise price, times the number of options outstanding.

Equity Compensation Plan Information

        The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at March 30, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,896,000	$23.75	2,071,000	[1]
Equity compensation plans not approved by security holders[2]	3,075,000	$22.90	2,622,000

Total	5,971,000	$23.31	4,693,000

1
Under the Company's 1994 Stock Incentive Plan (the "1994 Plan"), 585,377 shares of Common Stock remain available for issuance. These shares may be issued at the discretion of the Board of Directors as restricted stock, nonqualified or incentive stock options, stock appreciation rights, stock bonuses, restricted stock and cash bonus rights to key employees of the Company and its subsidiaries. At this time, no awards other than options have been issued under the 1994 Plan. 1,486,000 shares of Common Stock remain available for issuance under the Company's 2001 Stock Incentive Plan (the "2001 Plan"). The 2001 Plan permits the Board of Directors to make awards to (1) selected employees, officers and directors and (2) selected nonemployee agents, consultants, advisers and independent contractors. These awards can be incentive stock options, nonstatutory stock options, stock bonus awards and restricted stock. Shares of Common Stock awarded as stock bonuses or sold as restricted stock may not together exceed 20 percent of the shares authorized for issuance under the 2001 Plan. At this time, no awards other than options have been issued under the 2001 Plan.

2
The Company's 1999 Nonqualified Stock Option Plan (the "1999 Plan") as initially adopted and subsequently amended provides for the issuance of up to 6,000,000 shares of Common Stock upon the exercise of nonqualified stock options granted to employees (excluding employees who are officers or directors of the Company) of the Company and its subsidiaries. The Board of Directors administers the 1999 Plan or it may delegate this duty to any of its committees. The option exercise price may be any amount determined by the Board of Directors. The 1999 Plan will continue in effect until all shares available for issuance under the 1999 Plan have been issued and all restrictions on such shares have lapsed.

Return to Shareholders Performance Graph

        The following line graph provides a comparison of the annual percentage change in the Company's cumulative total shareholder return on its Common Stock to the cumulative total return of the S&P 500 Index and the S&P 500 Aerospace Index. In previous years, the Company also provided a comparison of the cumulative total return of the Diversified Manufacturing Index. In 2002, this index was discontinued and has been eliminated from the comparison. The comparison assumes that $100 was invested on March 31, 1998 in the Company's Common Stock and in each of the foregoing indices and, in each case, assumes the reinvestment of dividends.

MEASUREMENT PERIOD
(by fiscal year)

	1998	1999	2000	2001	2002	2003
S&P 500	100.00	118.46	139.71	109.43	109.69	82.53
S&P 500 Aerospace	100.00	93.31	81.13	98.90	108.31	72.60
Precision Castparts Corp.	100.00	68.37	62.46	113.52	122.11	82.57

Retirement Plans

        The Company and its subsidiaries maintain defined benefit pension plans, including two plans (the "retirement plans") covering the named executive officers. Substantially all eligible domestic employees, including executive officers and those directors who are full-time employees, receive benefits at retirement under one of the defined benefit pension plans. The benefits under the retirement plans covering the named executive officers are based on the average monthly salary in the five consecutive years of highest compensation (exclusive of some or all of bonuses) and length of service with the Company. Employees do not contribute to those retirement plans, and the amount of the Company's annual contribution is based on an actuarial determination. One of the retirement plans provides that a participant's accrued benefit will become 100 percent vested upon the occurrence of a change in control of the Company and provides for disposition to participants of any surplus assets in the retirement plan upon termination of the retirement plans following a change in control of the Company.

        The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") for the named executive officers. The SERP provides participating employees with a supplemental retirement benefit upon normal retirement at age 65 with 20 or more credited years of service. The SERP is designed to pay a basic monthly annuity benefit equal to 60 percent of Final Average Pay (defined as the average of the highest three calendar years of compensation out of five consecutive years of covered employment, and including all of any bonus and all of any deferred compensation) minus both the amount of any benefit under the participant's retirement plan and the Primary Social Security Benefit (as defined in the retirement plans). For participants retiring with between 10 and 20 benefit-credited years of service at age 65, the basic benefit under the SERP formula before offset is reduced by 1/20th for each year less than 20. There is a provision for an actuarially reduced early retirement benefit at or after age 55 with at least 10 years of service. For participants retiring with more than 20 years of service at age 65, the benefit is (a) the basic benefit before offset, plus (b) 0.5 percent of Final Average Pay times years of service over 20, minus (c) both the amount of any benefit under the participant's retirement plan and the Primary Social Security Benefit. Service and pay can continue to accrue if retirement is deferred past age 65, but there is no actuarial increase for deferred start of benefits after age 65. In lieu of an annuity benefit, the SERP provides for lump-sum payment of a participant's benefit at or after retirement and of an accelerated vested benefit in the event of termination of employment following a change in control of the Company. Each of the named executive officers of the Company has been designated as a participant in the SERP.

        The following table shows the estimated annual benefits payable under the retirement plans and SERP to each of the named executive officers upon normal retirement at age 65 as of April 1, 2003. The table assumes, for purposes of calculating the SERP portion of the estimated annual benefit, that the executive officers receive an annual bonus equal to their average targeted bonuses in each year used in computing the three-year average salary at retirement. The target bonuses of the named executive officers range between 85 percent and 100 percent of base salary. Individual variations in bonus awards will result in adjustments to the SERP component of the estimated annual benefit. The amounts listed are net of an actuarially determined offset for estimated Social Security benefits.

	Benefit Years at Retirement
Average Earnings Credited for Retirement Benefits
	10	15	20	25	30	35
$ 400,000	$99,000	$159,000	$219,000	$229,000	$239,000	$249,000
550,000	144,000	227,000	309,000	323,000	337,000	351,000
700,000	189,000	294,000	399,000	417,000	434,000	452,000
850,000	234,000	362,000	489,000	511,000	532,000	553,000
1,000,000	279,000	429,000	579,000	604,000	629,000	654,000
1,150,000	324,000	497,000	669,000	698,000	727,000	756,000
1,300,000	369,000	564,000	759,000	792,000	824,000	857,000
1,450,000	414,000	632,000	849,000	886,000	922,000	958,000
1,600,000	459,000	699,000	939,000	979,000	1,019,000	1,059,000

    Note: The amounts shown above are applicable to employees retiring in 2003 at age 65. Average Earnings Credited for Retirement Benefits shown in this table is the highest three-year average of salary and bonus, where the bonus is estimated to be 90% of salary.

        Retirement benefits are computed on an actuarial basis. The following table shows the number of credited years of service, for purposes of the benefit table above, for the officers named in the Summary Compensation Table who were not retired as of April 1, 2003. The compensation covered by the retirement plans is substantially equivalent to the sum of the salary and bonus amounts contained in the Summary Compensation Table.

Name of Individual	Credited Years of Service
Mark Donegan	17
Peter G. Waite	22
William D. Larsson	23
Roger A. Cooke	3
James E. Houlden	27

Severance Agreements

        The Company's senior executives are parties to severance agreements with the Company. The agreements generally provide for the payment upon termination of the executive's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change in control of the Company of an amount equal to three times that employee's annual salary and bonus (on an after-excise-tax basis), a lump-sum pension payment based upon three additional years of service and three years of continued coverage under life, accident and health plans. Each executive is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreement). Messrs. Donegan, Waite, Larsson, Cooke and Houlden have each entered into a severance agreement.

Related Transactions

        Prior to last year's Annual Meeting of Shareholders, the Company announced that the Board of Directors had implemented a succession plan to accommodate William McCormick's decision to resign as Chief Executive Officer following the meeting and retire as an employee on September 30, 2002. Under this plan, Mr. McCormick agreed to continue as non-employee Chairman of the Company through the August 2003 Annual Meeting of Shareholders and remain available through September 30, 2003 to provide consulting services to the Company.

        In connection with Mr. McCormick's retirement, the Company and Mr. McCormick entered into a Retention and Post-Retirement Consulting Agreement (the "Consulting Agreement") under which Mr. McCormick agreed to provide consulting services to the Company when and as requested by the Chief Executive Officer, such services to include advice and assistance in evaluating potential strategic and/or financial transactions, assistance in negotiations relating to such transactions and strategic planning and representation of the Company in various external activities and events for the benefit of the Company. Under the Consulting Agreement, Mr. McCormick is entitled to compensation at a rate of $400,000 per year and certain additional benefits, including an office and office support while he is a consultant, reimbursement for financial and income tax preparation expenses and health benefit coverage for himself and his family through September 30, 2003. The foregoing benefits supplement the standard retirement benefits to which Mr. McCormick is entitled under the Company's retirement and deferred compensation programs. In connection with the execution of the Consulting Agreement, the Company agreed to a modification of the terms of stock options previously granted to Mr. McCormick by the Company so that the vesting of such options was accelerated and the options are exercisable for their full term.

        The Consulting Agreement provides that Mr. McCormick will not provide any consulting, advice or service of any kind during the consulting period to any other company that competes with the Company and before providing any such services during the two-year period following the consulting period Mr. McCormick will first obtain the approval of the Company's Chief Executive Officer.

        For his services as Chairman of the Company's Board of Directors following his retirement as an employee, Mr. McCormick receives director's fees on the same terms available to other non-employee directors.

AUDIT COMMITTEE MATTERS

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. All of the members of the Audit Committee are independent directors in accordance with the independence standards adopted by the Board which incorporate the independence requirements under applicable laws, rules and regulations. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In May 2003, the Board of Directors approved and adopted an amended charter for the Audit Committee which is attached to this Proxy Statement as Exhibit A.

Report of the Audit Committee

        The Audit Committee reports as follows:

  •
  The Audit Committee reviewed the Company's audited financial statements and discussed them with management. Management represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed the audited consolidated financial information with management and PricewaterhouseCoopers LLP, the Company's independent auditors, which included a discussion of the quality, and not just the acceptability, of the accounting principles and the reasonableness of significant judgments. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

  •
  The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, matters required to be discussed by SAS No. 61 (Communication with Audit Committees), as amended.

  •
  The Audit Committee received from the independent auditors the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee discussed with the independent auditors the auditor's independence from the Company and its management.

  •
  Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 30, 2003.

        The Audit Committee and the Board also have appointed PricewaterhouseCoopers LLP to be the Company's independent auditors for 2004.

                      Dean T. DuCray, Chairman
                      Vernon E. Oechsle
                      J. Frank Travis

Principal Accounting Firm Fees

        The Company incurred the following fees for services performed by the Company's principal accounting firm, PricewaterhouseCoopers LLP, in fiscal 2003:

2003
Audit Fees	$1,252,900
Audit Related Fees	476,900
Tax Fees	1,160,200
All other fees	0
2002
Audit Fees	$1,034,200
Audit Related Fees	461,300
Tax Fees	2,531,500
All other fees	0

        Audit Fees include annual audit of the Company's consolidated financial statements and review of interim financial statements in the Company's Quarterly Reports on Form 10-Q.

        Audit Related Fees include audits of the Company's employee benefit plans, acquisition due diligence and accounting consultation.

        Tax Fees include review and assistance with tax returns for various legal entities of the Company, global expatriate services and tax advice and planning for income and other taxes.

        The Company's policy is that the Audit Committee will recommend to the Board of Directors the outside auditor to be appointed and the fee to be paid to the outside auditor. The Audit Committee is also responsible for reviewing and approving engagements of significant non-audit work performed by the outside auditors. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from shareholders.

PROPOSAL 2:    AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors Recommends a Vote "For" Proposal 2

        The Board of Directors believes that ownership of shares of its Common Stock by the Company's employees and by the employees of its subsidiaries is desirable as an incentive to better performance and improvement of profits and as a means by which employees may share in the Company's growth and success. The Company adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan") to provide a convenient means for employees of the Company and its subsidiaries to purchase the Company's Common Stock.

        The Company has previously reserved 3,000,000 shares of its Common Stock for issuance under the Purchase Plan, as adjusted for stock splits. As of May 1, 2003, 2,046,260 shares of Common Stock had been issued under the Purchase Plan and 953,740 shares were available for future grants. In order to continue to provide this incentive, in May 2003 the Board of Directors approved an amendment to the Purchase Plan, subject to shareholder approval, to reserve an additional 1,000,000 shares for future issuance under the Purchase Plan. No other changes to the Purchase Plan are included in the proposed amendment.

Description of the Purchase Plan

        Eligibility.    With certain exceptions, all full-time employees of the Company and all full-time employees of any domestic or foreign subsidiary corporation of the Company that is designated by the Board of Directors as a participant in the Purchase Plan (a "Participating Subsidiary") are eligible to participate in the Purchase Plan. At May 1, 2003 there were approximately 10,900 employees eligible to participate in the Purchase Plan. However, no person is eligible to participate in the Purchase Plan if he or she possesses at least 5 percent of the voting power or value of the Company's Common Stock. A full-time employee is one who is an employee of the Company or of any Participating Subsidiary on the date an option is granted pursuant to the Purchase Plan, excluding, however, any employee whose customary employment is fewer than 20 hours per week, or whose customary employment is for not more than five months per calendar year, or who is a collective bargaining unit employee whose collective bargaining unit has rejected participation in the Purchase Plan on behalf of employees in that unit. An employee shall be treated as employed continuously for all purposes of the Purchase Plan during any period not exceeding 90 days during which he or she is on sick, military or other bona fide leave of absence, including layoff.

        Administration.    The Purchase Plan is administered by the Employee Stock Purchase Plan Committee (the "ESPP Committee"), which consists of three or more employees appointed by the Board of Directors of the Company. The Board of Directors may at any time remove any member of the ESPP Committee, with or without cause, fill vacancies and appoint new members of the ESPP Committee. The ESPP Committee has authority to promulgate rules and regulations for the operation of the Purchase Plan, to adopt forms for use in connection with the Purchase Plan, to decide any question of interpretation of the Purchase Plan or rights arising under the Purchase Plan and generally to supervise the administration of the Purchase Plan. The ESPP Committee may consult with counsel for the Company on any matter arising under the Purchase Plan. All determinations and decisions of the ESPP Committee are conclusive. No member of the ESPP Committee receives any compensation for serving as a member of the ESPP Committee.

        Option Grants.    As of a specific date during the first month of each calendar year, the Board of Directors may make an option grant under the Purchase Plan to all, but not fewer than all, eligible employees. The specific grant date selected by the Board of Directors is referred to as the Grant Date.

        Options granted pursuant to the Purchase Plan in any year give each eligible employee the right to purchase in that calendar year a number of shares of Common Stock having on the Grant Date a fair market value of up to 10 percent of the employee's eligible compensation for which a payroll deductions may be specified as described below, but not more than the lesser of 2,000 shares or shares with a market value of $25,000 on the Grant Date in any case. For example, an employee who is an eligible employee on the Grant Date and whose eligible compensation rate on the Grant Date is $50,000 per year would be entitled to purchase shares on the Purchase Date (defined below) worth up to $5,000 on the Grant Date (10 percent of eligible compensation) but not more than 2,000 shares.

        Option Terms.    The option price for all options granted under the Purchase Plan will be specified by the Board of Directors at the time the grant is made, but may not be lower than the lesser of (i) 85 percent of the fair market value of a share of Common Stock on the Grant Date or (ii) 85 percent of the fair market value of a share of Common Stock on the Purchase Date. Unless otherwise determined by the Board of Directors, the fair market value of a share of Common Stock is equal to the closing price of a share of Common Stock on such date as shown on the New York Stock Exchange Composite Transactions Listing, as published in The Wall Street Journal. In the event that the Common Stock is no longer listed on the New York Stock Exchange, or the price is no longer shown on the New York Stock Exchange Composite Transactions Listing, then the Board of Directors or the ESPP Committee shall substitute a comparable source of closing price information.

        An employee may participate in the Purchase Plan with respect to all or a portion of the shares covered by the option by submitting to the Company, on a form supplied by the Company, a subscription and payroll deduction authorization. The payroll deduction authorization will authorize the employing corporation to deduct a specific amount from each of the employee's regular paychecks beginning with the payroll period after which the payroll deduction authorization was submitted and continuing until the last payroll period before the Purchase Date or until the employee amends or terminates the payroll deduction authorization. With respect to each applicable pay period, the employee may specify a payroll deduction amount that is at least one percent and not greater than 10 percent of the gross amount of the employee's straight-time component of total wages for all hours worked up to 40 hours in a weekly pay period (or up to an equivalent number of hours if the pay period is other than weekly), or base salary in the case of salaried employees, for each payroll period. After an employee has begun participating in the Purchase Plan by initiating payroll deductions, the employee may change the authorized payroll deduction percentage at each pay period, and the change will be effective in the next payroll period. An employee may suspend the deduction at any time, and the suspensions will be effective in the next payroll period after the deduction is suspended. Accumulated deductions will be refunded, without interest, within 30 days upon written request. After suspension, deduction may be resumed, but not until at least one month after the deduction was suspended. No monetary consideration is paid to the Company upon the granting of options.

        Shares subject to the options, to the extent the options are exercised by eligible employees, shall be purchased on December 31 of the year in which the Grant Date occurs (the "Purchase Date") or on certain earlier Special Purchase Dates (defined below). To the extent options granted under the Purchase Plan are not exercised by the Purchase Date, the options shall expire and be of no further force or effect.

        Except as specifically provided in the Purchase Plan, no shares may be purchased unless the purchaser is employed by the Company or a Participating Subsidiary on the Purchase Date and shall have been so employed continuously since the Grant Date. If the employee's employment by the Company or a Participating Subsidiary is terminated by death, any shares available for purchase by the employee may be purchased on the Purchase Date for the benefit of the employee's estate or transferee as described below. To the extent shares available for purchase by a deceased employee are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the option granted on the Grant Date shall cease and terminate. If the employee's employment by the Company or a Participating Subsidiary is terminated by retirement on or before September 30 in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the last business day of the second full calendar month after the month in which the employee's retirement date occurs (the "Special Purchase Date"). Retirement means termination of employment on or after the normal retirement date under the Precision Castparts Corp. Retirement Plan (age 65 at January 1, 2003). To the extent shares available for purchase by an employee retiring on or before September 30 in the year in which the Grant Date occurs are not purchased on the Special Purchase Date, all further rights to purchase shares pursuant to the Purchase Plan shall cease and terminate, and accumulated deductions will be refunded. If an employee's employment by the Company or a Participating Subsidiary is terminated by retirement after September 30 in the year in which the Grant Date occurs, any shares available for purchase by the employee may be purchased on the Purchase Date. To the extent shares available for purchase by an employee retiring after September 30 in the year in which the Grant Date occurs are not purchased on the Purchase Date, all further rights to purchase shares pursuant to the Purchase Plan shall cease and terminate.

        Rights to purchase shares under the Purchase Plan are not transferable or assignable by the employee except by will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death and are exercisable during the employee's lifetime only by the employee.

        All amounts withheld from an employee's pay pursuant to the Purchase Plan are credited to an account established for the employee (the "employee's account"). No interest will be paid on the account. The total amount credited to an employee's account on the Purchase Date, or the Special Purchase Date, if applicable, will be used to purchase full and fractional shares under the Purchase Plan, subject to the applicable limits on available shares. If the total amount in any employee's account, or the aggregate of all employees' accounts, would purchase shares in excess of the applicable limits, the excess will be refunded to the employees affected by the limits. Upon the purchase of shares under the Purchase Plan, the number of shares available under the Purchase Plan for future option grants will be reduced by the number of shares purchased.

        Shares Reserved For Issuance.    The Company initially reserved 2,000,000 shares of its Common Stock for issuance under the Purchase Plan, as adjusted for the September 21, 2000 stock split effected by a stock dividend. In August 2001, the Company's shareholders approved the addition of 1,000,000 shares for use under the Plan. The number of shares issuable under the Purchase Plan is subject to further adjustment in the event of future stock dividends, stock splits, combinations of shares, recapitalizations or other changes in outstanding Common Stock. Any adjustment will be made by the Board of Directors, whose determination will be conclusive.

        Duration and Amendment.    The Purchase Plan shall terminate when all of the shares reserved for purposes thereof have been purchased, or on December 31, 2007, whichever is earlier, provided that the Board of Directors of the Company in its sole discretion may at any time terminate the Purchase Plan without any obligation on account of such termination, except that such termination shall not affect outstanding rights to purchase shares.

        The Board of Directors may from time to time amend the Purchase Plan in any and all respects, except that without the affirmative vote of the holders of a majority of the shares of the Company voting on the amendment at a validly held meeting of shareholders, the Board of Directors may not (a) increase the number of shares reserved for the Purchase Plan (except for adjustments in the event of stock dividends, stock splits, combinations of shares, recapitalizations, or other changes in the outstanding Common Stock), (b) extend the term of the Purchase Plan, (c) decrease the purchase price of shares offered pursuant to the Purchase Plan, (d) materially increase benefits accruing to employees under the Purchase Plan, or (e) materially modify eligibility requirements under the Purchase Plan.

        Tax Consequences.    The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"). Under the Code, employees are not taxed on income or gain with respect to the Purchase Plan either at the Grant Date or at the Purchase Date. If an employee disposes of the shares purchased under the Purchase Plan more than two years after the Grant Date, the employee will be required to report as ordinary compensation income for the taxable year of disposition an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the purchase price or (b) 15 percent of the fair market value of the shares on the Grant Date. Any gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain. In the case of such a disposition, the Company will not be entitled to any deduction from income.

        If an employee disposes of shares purchased under the Purchase Plan within two years after the Grant Date, the employee will be required to report the excess of the fair market value of the shares on the Purchase Date over the purchase price as ordinary compensation income for the year of disposition. Any difference between the fair market value of the shares on the Purchase Date and the disposition price will be capital gain or loss, either short-term or long-term depending upon the employee's holding period for the shares. In the event of a disposition within two years after the Grant Date, the Company will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

Vote Required for Approval and Recommendation by the Board

        The Board of Directors recommends a vote FOR Proposal 2. The proposal to approve the amendment to the Purchase Plan must be approved by the holders of at least a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table shows information about each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock in April 2003.

Name and Address of Beneficial Owner	Number of Shares Owned[1]	Percent of Outstanding Shares
Atlantic Investment Management, Inc. 666 Fifth Avenue New York, NY 10103	3,127,920	5.98%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	3,262,670	6.24%

1
The amounts listed are based entirely on Form 13Gs filed with the Securities and Exchange Commission by the beneficial owners.

GOVERNANCE OF THE COMPANY

        Pursuant to the Oregon Business Corporation Act and the Company's bylaws, the business of the Company is managed under the direction of its Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chairman and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among non-management directors, those directors meet in regularly scheduled executive sessions without management participation.

Corporate Governance

        The Company's Board of Directors has a commitment to sound and effective corporate governance practices. For many years, the Board had in place Policy Statements which address a number of important governance issues including delegation of authority, qualifications for Board membership, mandatory retirement and succession planning. Management of the Company has reviewed internally and with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the proposed New York Stock Exchange listing standards regarding corporate governance policies and processes. The Board of Directors has adopted revised governance documents in light of the foregoing statutory and regulatory developments and is refining its governance documents as final rules implementing such statutes and regulations are being adopted.

Board of Directors

        In accordance with the Company's bylaws, the Board of Directors has set the number of Directors at nine. Eight of nine Directors are non-employee Directors and management believes that seven of the Company's Directors are "independent" directors, with independence being defined in a manner consistent with listing standards proposed by the New York Stock Exchange.

        In fiscal 2003, the Company's Board of Directors met 5 times. Each director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of which he was a member.

        The Board of Directors has three standing committees. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of executive officers and the granting of stock options. See "Report of the Compensation Committee on Executive Compensation" above. Its members are Messrs. Rothmeier, Graber and Oechsle. The Nominating & Corporate

Governance Committee makes recommendations to the Board of Directors concerning nominees to the Board of Directors and reviews corporate governance issues on an ongoing basis. Its members are Messrs. Bridenbaugh, Graber and Pond. The Audit Committee meets with management, internal auditors and the Company's independent public accountants, who have access to the Audit Committee with and without the presence of management representatives. The Audit Committee is composed of Messrs. DuCray, Oechsle and Travis. See "Report of Audit Committee" above. The Compensation Committee met 5 times, the Nominating & Corporate Governance met one time and the Audit Committee met 7 times in fiscal 2003. The Nominating Committee & Corporate Governance will consider nominees recommended by shareholders. Shareholders who wish to submit names to the Nominating & Corporate Governance Committee for consideration at the 2004 Annual Meeting of Shareholders should do so in writing between May 29, 2004 and June 23, 2004, addressed to the Nominating & Corporate Governance Committee, c/o Corporate Secretary, Precision Castparts Corp., 4650 SW Macadam, Suite 440, Portland, Oregon 97239, setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Company beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Company beneficially owned by the shareholder.

Compensation of Directors

        The Company's directors, other than full-time employees, are paid an annual retainer of $30,000, plus $1,500 for each Board meeting attended, $1,000 for each telephonic board meeting attended and $1,000 for each committee meeting attended.

        The Board of Directors has adopted a policy pursuant to which any director who is not an employee of the Company and has not, within two years, been an employee of the Company (a "Nonemployee Director") is eligible to receive options under the 2001 Stock Incentive Plan ("Directors' Option Award"). The exercise price for all options granted under the Directors' Option Award will be the fair market value of the Common Stock on the date the option is granted. On the day following each annual meeting of shareholders, each Nonemployee Director will automatically be granted an option to purchase 2,000 shares of Common Stock. Following the 2002 Annual Meeting of Shareholders, Messrs. Bridenbaugh, DuCray, Graber, Oechsle, Pond, Rothmeier and Travis each were granted an option for 2,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant in accordance with the terms of the Directors' Option Award. All options have a 10-year term from the date of grant. Each option becomes exercisable for 25 percent of the number of shares covered by the option at the end of each of the first four years of the option term. Options may be exercised only while the optionee is a director of the Company, within one month after the date the optionee terminates service as a director or within one year after the optionee's death, disability or retirement under the Company's policy requiring retirement of directors. Options become fully exercisable upon normal retirement or in the event a director resigns or is removed within 12 months of a change in control of the Company. Options to be awarded following the 2003 annual meeting of shareholders will provide for acceleration of vesting and remain exercisable for their full term if the director retires at normal retirement age.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who own more than 10 percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Securities and Exchange Commission. To the Company's knowledge, based solely on reports and other information submitted by executive officers and directors, the Company believes that during the year ended March 30, 2003, each of its executive officers, directors and persons who owns more than 10 percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except that Shawn R. Hagel filed one late report with regard to one transaction involving the sale of stock.

ANNUAL REPORT AND FORM 10-K

        We have included a copy of the Company's 2003 Annual Report with this statement. Upon written request the Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the Company's 2003 fiscal year. Such requests should be directed to Mr. Roger A. Cooke, Secretary, c/o Precision Castparts Corp., 4650 SW Macadam, Suite 440, Portland, OR 97239.

METHOD AND COST OF SOLICITATION

        The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, the Company's employees may request the return of proxies in person or by telephone. We have hired The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist with annual meeting procedures and to solicit proxies for a fee of $5,500. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

DISCRETIONARY AUTHORITY

        While the Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this proxy statement. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented that we receive notice of after May 24, 2003.

SHAREHOLDER PROPOSALS

        Shareholders wishing to present proposals for action at an annual meeting must do so in accordance with the Company's bylaws. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive office of the Company, not less than 50 days nor more than 75 days prior to that year's annual meeting; provided, however, that in the event less than 65 days' notice or prior public disclosure of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the 15th day following the date on which such notice of the annual meeting was mailed or such public disclosure was made, whichever first occurs. For purposes of the Company's 2004 annual meeting, such notice, to be timely, must be received by the Company between June 4, 2004 and June 29, 2004. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in next year's annual meeting proxy material be received at our principal office by March 7, 2004. Our mailing address is 4650 SW Macadam, Suite 440, Portland, Oregon 97239.

        Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed, stamped envelope.

                      Roger A. Cooke
                       Secretary

Portland, Oregon
July 3, 2003

Exhibit A

PRECISION CASTPARTS CORP.
Amended and Restated Audit Committee Charter

1.    Composition

        The Board of Directors (the "Board") of Precision Castparts Corp. and its domestic and foreign subsidiaries (collectively, the "Company") will appoint from among its members an Audit Committee (the "Committee"). The Board will designate the membership of the Committee after considering the recommendation of the Nominating & Corporate Governance Committee. The Committee shall be composed of at least three (3) independent directors, with each member meeting the standards established by the New York Stock Exchange with respect to independence, as and when required by those standards, including without limitation the rules relating to compensation of Audit Committee members and simultaneous service on audit committees of multiple public companies. At least one (1) member of the Committee shall have a background in accounting or related financial management expertise and shall qualify as an "audit committee financial expert' as such term is defined from time to time by rule of the Securities and Exchange Commission. Each member of the Committee shall be financially literate. The Board will designate one of the Committee members to serve as the Chairman of the Committee. Members of the Committee shall be appointed for one (1) year terms, and may be removed by the Board at any time.

II.    Purpose

        The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the integrity of the Company's financial statements, the systems of internal controls established by the Company, the performance of the Company's internal and external audit functions, the qualifications, independence and performance of the Company's independent auditor, the Company's compliance with legal and regulatory requirements, and the maintenance of ethical standards by the Company. The Committee shall also prepare the report that SEC rules require to be included in the Company's annual proxy statement. In fulfilling the foregoing functions, it is the responsibility of the Committee to provide an open avenue of communication between itself and each of management, the internal auditors, the independent auditor and all employees of the Company.

III.    Duties and Responsibilities

        It shall be the duty and responsibility of the Committee to:

  General

  1.
  Meet as often as the Committee determines advisable to fulfill its duties, but not less frequently than quarterly.

  2.
  Meet separately on a periodic basis with management, the Company's internal auditor (or other persons responsible for the internal audit function), and the independent auditor to discuss any matters that the Committee or such groups believe should be discussed privately with the Committee.

  3.
  Make regular reports to the Board, which should include without limitation reviews with the Board of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the Company's internal audit function.

  4.
  Annually review the Committee's own performance and this Charter, discuss the results of the performance review with the full Board, and recommend to the Board any proposed changes to this Charter.

  5.
  Endeavor individually as members of the Committee, through annual attendance at external seminars or by other means, to remain informed regarding the accounting, legal and other relevant developments that affect the duties and responsibilities of the Committee.

  Financial Reporting

  6.
  Review and discuss with management and the independent auditor the Company's annual audited financial statements, including the Company's disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

  7.
  Review and discuss with management and the independent auditor the Company's quarterly financial statements, including the Company's disclosures made in management's discussion and analysis, prior to the filing of the Company's Quarterly Report on Form 10-Q.

  8.
  Review and discuss generally with management the Company's earnings press releases (including without limitation the use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may discuss earnings press releases from time to time or the Committee may direct management to discuss these releases with the Committee prior to issuance by the Company.

  9.
  Review and discuss with management and the independent auditor major issues regarding the Company's accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

  10.
  Review analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and discuss such analyses with management and the independent auditor.

  11.
  Review and discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

  12.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management guidelines and policies.

  13.
  Review with the independent auditor matters relating to the conduct of the audit, including matters required to be discussed under Statement on Auditing Standards No. 61. In particular, discuss:

  (a)
  The adoption of any significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

    (b)
    Any difficulties encountered in the course of performing the audit, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

    (c)
    The response of management to any problems or difficulties encountered by the independent auditor in the course of performing the audit.

    (d)
    Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  14.
  Review and approve the Audit Committee Report that SEC rules require to be included in the Company's annual proxy statement.

  Oversight of the Company's Relationship with the Independent Auditor

  15.
  Have the sole authority to appoint or replace the independent auditor and approve all audit engagement fees and terms. The independent auditor shall report directly to the Committee. The Committee shall consult with management, but shall not delegate the responsibilities set forth in this paragraph.

  16.
  Have the sole authority to approve all significant non-audit engagements with the independent auditor.

  17.
  Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and, in order to assess the auditor's independence, (d) all relationships between the independent auditor and the Company.

  18.
  Review and evaluate with the independent auditor the experience, performance and independence of the lead partner of the independent auditor and, if deemed advisable, the other senior members of the independent auditor team.

  19.
  Evaluate the qualifications, performance and independence of the independent auditor, taking into account the opinions of management and the Company's internal auditor (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with respect to the independent auditor to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor

  20.
  Set policies for the Company's hiring of employees or former employees of the current or former independent auditor.

  21.
  Review communications between the independent auditor team and the audit team's national office respecting issues presented by the engagement.

  22.
  Review the scope-and-approach of the annual audit with the independent auditor prior to the commencement of the audit.

  Oversight of the Company's Internal Audit Function

  23.
  Ensure through reports of the independent auditor, the internal auditor and otherwise as deemed appropriate by the Committee that the Company has an internal audit function and internal controls and procedures, which must at least consist of an appropriate control process for reviewing and approving the Company's internal transactions and accounting.

  24.
  If an outside audit firm is engaged to conduct the internal audit function, review and approve the appointment or replacement of such outside audit firm and approve all fees and terms of the engagement. If the internal audit function is conducted by Company personnel, the Committee shall review and approve the appointment or replacement of the senior personnel performing internal audit duties.

  25.
  Review with the internal auditors:

  (a)
  Significant findings as they occur during the year, management's responses thereto, and the internal auditors' recommendations to address the weaknesses they identified in the Company's internal control.

  (b)
  Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

  (c)
  Any changes requested by the Committee in the planned scope of the internal audit.

  26.
  Review with management:

  (a)
  Significant findings of the internal auditors as such findings occur during the year and management's responses thereto, including the timetable for implementation of the internal auditors' recommendations to address identified weaknesses in internal control.

  (b)
  Any difficulties encountered by the internal auditors in the course of their audits, including any restrictions on the scope of their work or access to required information.

  Compliance Oversight Responsibilities

  27.
  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and (c) the communication of complaints and concerns to the Committee Chairman. These procedures may include, but need not be limited to, establishing and promoting the availability of a confidential toll-free hotline for communication to the Committee Chairman.

  28.
  Obtain reports from management, the internal auditor and the independent auditor that the Company is in conformity with applicable legal requirements, and advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations. Review reports and disclosures of insider and affiliated party transactions.

  29.
  Discuss promptly with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

  30.
  Review quarterly with the Company's legal advisors and others any legal, tax or regulatory matters that may have a material impact on the Company's operations, financial statements or compliance policies, and develop policies or processes to remedy any such matters that are identified.

  31.
  Review and assess the Company's processes for administering its Code of Business Conduct and Ethics and recommend changes as necessary.

  32.
  Review annually with the internal auditor its review of employee compliance with the Code of Business Conduct and Ethics.

IV.    Other Provisions

  1.
  The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigation.

  2.
  The Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain outside legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  3.
  The Committee shall receive from the Company the appropriate and necessary funding for the Committee's activities.

  4.
  The Committee may form and delegate authority to subcommittees as appropriate. However, the Board may not allocate the responsibilities of this Committee to any other committees.

  5.
  The Committee may designate a non-member to serve as secretary at committee meetings to keep meeting minutes.

  6.
  A current version of this Charter will be included on the Company's website, and made available in print to any Company shareholder who requests it. In addition, this availability of this Charter will be stated in the Company's annual report.

V.    Limitation of Audit Committee's Role

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee, separate from the Board, to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Business Conduct and Ethics.

Adopted by the Board:    May 21, 2003

\/ DETACH PROXY CARD HERE \/
☐	Please sign, date and return this proxy card promptly using the enclosed envelope.	☐ Votes must be indicated (x) in Black or Blue ink.
1.	ELECTION OF DIRECTORS						The shares represented by this proxy will be voted in accordance with the instructions given.
	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
Nominees: Mark Donegan, William C. McCormick and Vernon E. Oechsle							Please check here if you plan to attend the meeting in person.	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)							To change your address, please mark this box.	☐
							To include any comments, please mark this box.	☐

		FOR	AGAINST	ABSTAIN
2.	AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐
S C A N L I N E
Please sign exactly as your name appears on this card. Persons signing as executor, administrator, trustee, custodian or in any other official or representative capacity should sign their full title.
Date	Share Owner sign here	Co-Owner sign here

PRECISION CASTPARTS CORP.

P R O X Y

        The undersigned, revoking all prior proxies, hereby appoints Mark Donegan, William D. Larsson and Roger A. Cooke and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Precision Castparts Corp. (the "Company") to be held on Wednesday, August 13, 2003, or at any adjournment thereof, all shares of the undersigned in the Company.

        The shares represented by this proxy will be voted in accordance with the instructions given.

        This Proxy is solicited on behalf of the Company's Board of Directors. The Board of Directors recommends a vote FOR each of the nominees and FOR the Proposal.

        Unless contrary instructions are given, the shares will be voted for the Nominees, for the Proposal and on any other business that may properly come before the meeting in accordance with the recommendations of the management.

        Receipt is acknowledged of the notice and proxy statement relating to this meeting.

(Continued and to be dated and signed on the reverse side.)

PRECISION CASTPARTS CORP. P.O. BOX 11420 NEW YORK, N.Y. 10203-0420

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS We Recommend a Vote "For" All Nominees
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
AUDIT COMMITTEE MATTERS
PROPOSAL 2: AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN
PRECISION CASTPARTS CORP. Amended and Restated Audit Committee Charter